Exhibit 99.1

RAIT Financial Trust Announces First Quarter 2016 Financial Results

PHILADELPHIA, PA — May 9, 2016 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced first quarter 2016 financial results.  All per share results are reported on a diluted basis.

Highlights

-

Cash Available for Distribution (“CAD”) per share of $0.14 for the quarter ended March 31, 2016 compared to $0.18 for the quarter ended March 31, 2015.  We have changed our calculation of CAD to exclude the impact from real estate property sales. See Schedule VI for our definition of CAD and the rationale for this change.

-	GAAP Earnings (loss) per share of $(0.20) for the quarter ended March 31, 2016 compared to earnings (loss) per share of $(0.09) for the quarter ended March 31, 2015.

-	RAIT originated $40.5 million of loans during the quarter ended March 31, 2016.

-	RAIT paid a first quarter dividend of $0.09 per common share on April 29, 2016.

-	RAIT retired $29.2 million of 7% convertible senior notes in April 2016.

Scott Schaeffer, RAIT’s Chairman and CEO, said, “During the quarter the portfolio delivered $0.14 of CAD which more than covered the $0.09 per share quarterly common dividend.  We originated approximately $40 million of primarily floating-rate loans during the quarter as we are ramping towards our sixth floating-rate securitization later this year.  Our property portfolio, particularly our multi-family portfolio, is performing well and we are seeing positive momentum in our office portfolio.”

Commercial Real Estate (“CRE”) Business

-	RAIT originated $40.5 million of loans during the quarter ended March 31, 2016 consisting of $8.8 million of fixed-rate conduit loans and $31.7 million of floating-rate bridge loans.

-	CRE loan repayments were $55.1 million for the quarter ended March 31, 2016.

CRE Property Portfolio & Property Sales

-

As of March 31, 2016, RAIT’s investments in real estate were $2.5 billion which includes $1.4 billion of multi-family properties owned by Independence Realty Trust, Inc. (“IRT”) (NYSE MKT: IRT).  IRT is externally advised by RAIT and is a consolidated RAIT entity. IRT is a REIT focused on owning multifamily properties. At March 31, 2016, RAIT owned 15.4% of IRT’s outstanding common stock.

-

During the quarter ended March 31, 2016, RAIT sold two properties, consisting of an apartment community and an office property, for $16.7 million and generated net proceeds of approximately $0.4 million after costs and full repayment of the underlying debt. IRT sold one apartment community for $18.0 million and generated net proceeds of approximately $9.7 million after costs and full repayment of the underlying debt.

-	RAIT reported a $3.9 million asset impairment for the quarter ended March 31, 2016 on an office property in Woodlawn, Maryland. This property is currently under contract to be sold.

Asset & Property Management

-	Total assets under management of $5.9 billion at March 31, 2016.

-	RAIT’s property management companies managed 19,362 apartment units and 21.3 million square feet of office and retail space at March 31, 2016.

-	RAIT generated $3.0 million in asset and property management fees and incentive fees through its external management of IRT during the quarter ended March 31, 2016.

-

RAIT generated $2.3 million of property management and leasing fees primarily through its retail property manager subsidiary and through services provided by its multi-family property manager subsidiary to unaffiliated properties during the quarter ended March 31, 2016.

Dividends

-

On March 14, 2016, RAIT’s Board of Trustees (the “Board”) declared a first quarter 2016 cash dividend on RAIT’s common shares of $0.09 per common share. The dividend was paid on April 29, 2016 to holders of record on April 8, 2016.

-

On February 16, 2016, the Board declared a first quarter 2016 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares. The dividends were paid on March 31, 2016 to holders of record on March 1, 2016.

2016 CAD Guidance

As stated above, we’ve changed our definition of CAD to exclude real estate gains.  We are re-affirming our 2016 CAD estimate range previously described as CAD, without real estate gains, of $0.50 - $0.60 per common share.  A reconciliation of RAIT's projected net income (loss) allocable to common shares to its projected CAD, a non-GAAP financial measure, is included below. The assumptions underlying this estimate are also included below.

	2016 Annualized Projected CAD(1)(2)
Net income (loss) available to common shares	$(53,560)	-	$(44,460)
Adjustments:
Depreciation and amortization	88,579	-	88,579
Real estate (gains) losses	(34,258)	-	(34,258)
Other items, including deferred fees, stock compensation, and noncontrolling interest allocation of certain adjustments	45,012	-	45,012
CAD	$45,773	-	$54,873
CAD per share	$0.50	-	$0.60
(1)	We have changed our calculation of CAD to exclude the impact from real estate property sales. See Schedule VI for our definition of CAD and the rationale for this change.
(2)

Constitutes forward-looking information.  Actual full 2016 CAD could vary significantly from the projections presented.  CAD may fluctuate based upon a variety of factors, including those described in “Forward Looking Statements” below.  Our estimate is based on the following key operating assumptions during 2016:

-	Gross loan originations of $200 million to $500 million.
-	No CMBS gain on sale profits.
-	Loan repayments totaling $200 million.

Selected Financial Information

See Schedule I to this Release for selected financial information for RAIT.

Non-GAAP Financial Measures and Definitions

RAIT discloses the following non-GAAP financial measures in this release: funds from operations (“FFO”), CAD and net operating income (“NOI”).  A reconciliation of RAIT’s reported net income (loss) allocable to common shares to its FFO and CAD is included as Schedule IV to this release. A reconciliation of RAIT’s NOI to its reported net income (loss) is included as Schedule V to this release. See Schedule VI to this release for management’s respective definitions and rationales for the usefulness of each of these non-GAAP financial measures and other definitions used in this release.

Supplemental Information

RAIT produces supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures and other useful information for investors.  The supplemental also contains deconsolidating financial information. The supplemental information is available via the Company's website, www.rait.com, through the "Investor Relations" section.

Conference Call

All interested parties can listen to the live conference call webcast at 10:00 AM ET on Monday, May 9, 2016 from the home page of the RAIT Financial Trust website at www.rait.com or by dialing 877.787.4169, access code 91318485.  For those who are not available to listen to the live call, the replay will be available shortly following the live call on RAIT’s website and telephonically until Monday, May 16, 2016, by dialing 855.859.2056, access code 91318485.

About RAIT Financial Trust

RAIT Financial Trust is an internally-managed real estate investment trust that provides debt financing options to owners of commercial real estate and invests directly into commercial real estate properties located throughout the United States.  In addition, RAIT is an asset and property manager of real estate-related assets.  For more information, please visit www.rait.com or call Investor Relations at 215.243.9000.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “guidance,” "may," “plan”, "will," "should," "expect," "intend," "anticipate," "estimate," "believe," “seek,” “opportunities” or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: overall conditions in commercial real estate and the economy generally; whether the timing and amount of investments,  repayments, any capital raised and our use of leverage will vary from those underlying our assumptions; changes in the expected yield of our investments;  changes in financial markets and interest rates, or to the business or financial condition of RAIT or its business; whether RAIT will be able to originate loans in the amounts and generating the returns assumed; the availability of financing and capital, including through the capital and securitization markets; whether RAIT will be able to complete sales of RAIT owned properties, whether identified for sale or under contract, in the amounts and generating the gains assumed; and those disclosed in RAIT’s filings with the Securities and Exchange Commission.  RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact

Andres Viroslav

215-207-2100

aviroslav@rait.com

Schedule I

RAIT Financial Trust

Selected Financial Information

(Dollars in thousands, except share and per share amounts)

(unaudited)

($'s in 000's)	For the Three Months Ended
	March 31, 2016		December 31, 2015		September 30, 2015		June 30, 2015		March 31, 2015
OPERATING DATA:
Lending:
Investments in loans	$1,612,632		$1,623,583		$1,588,097		$1,506,542		$1,504,456
Gross loan production	$40,475		$321,837		$237,674		$218,613		$218,770
CMBS income	$171		$1,135		$434		$3,681		$1,996
CMBS loans sold	$-		$85,430		$116,251		$130,401		$92,897
Average CMBS Gain on Sale (points)	-		1.3		0.4		2.8		2.1

Real estate portfolio: (a)
Gross real estate investments	$2,487,634		$2,517,645		$2,448,331		$1,783,888		$1,833,978
Property income	$68,722		$69,464		$55,459		$55,534		$53,274
Operating expenses	$30,706		$31,476		$25,832		$26,416		$25,277
Net operating income	$38,016		$37,988		$29,627		$29,118		$27,997
NOI margin	55.3%		54.7%		53.4%		52.4%		52.6%

EARNINGS & DIVIDENDS:
Earnings per Share -- diluted	$(0.20)		$0.02		$(0.07)		$0.22		$(0.09)
FFO per share	$(0.07)		$(0.08)		$(0.05)		$0.15		$0.05
CAD per share	$0.14		$0.19		$0.20		$0.21		$0.18
Dividends per share	$0.09		$0.09		$0.18		$0.18		$0.18
CAD payout ratio	64.3%		47.8%		66.0%		48.8%		96.7%

CAPITALIZATION AND COVERAGE RATIOS:
Recourse/Non-Recourse Debt:
Recourse	$509,466		$484,764		$576,557		$486,326		$567,301
Non-Recourse (a)	2,733,169		2,843,318		2,593,618		2,150,085		2,094,422
Total Recourse/Non-Recourse debt	3,242,635		3,328,082		3,170,175		2,636,411		2,661,723
Preferred shares (par)	332,187		332,187		332,187		331,733		317,603
Common shares (market capitalization)	288,474		247,284		450,854		506,493		568,594
Noncontrolling interests, at carrying value (a)	331,328		340,213		346,063		204,034		208,894
Total capitalization	$4,194,624		$4,247,766		$4,299,279		$3,678,671		$3,756,814

Total Liabilities/Total Gross Assets	77.7%		77.7%		77.0%		77.4%		77.9%
Total Liabilities + Preferred/Total Gross Assets	85.0%		84.9%		84.5%		86.3%		86.4%

Interest Coverage	1.85	x	1.94	x	1.81	x	2.12	x	1.93	x
Interest + Preferred Coverage	1.49	x	1.55	x	1.42	x	1.63	x	1.50	x

OTHER KEY BENCHMARKS:
Total Assets Under Management (AUM)	$5,854,824		$5,923,601		$5,820,702		$4,764,259		$4,607,413
Total Gross Assets	$4,527,191		$4,614,254		$4,445,411		$3,729,031		$3,716,069
(a)	Includes Independence Realty Trust.

Schedule II

RAIT Financial Trust

Consolidated Balance Sheets

(Dollars in thousands, except share and per share amounts)

(unaudited)

	As of March 31, 2016	As of December 31, 2015
Assets
Investment in mortgages and loans:
Commercial mortgages, mezzanine loans, and preferred equity interests	$1,612,632	$1,623,583
Allowance for loan losses	(18,165)	(17,097)
Total investment in mortgages and loans, at amortized cost	1,594,467	1,606,486
Investments in real estate, net of accumulated depreciation of $209,421 and $198,326, respectively	2,278,213	2,319,319
Cash and cash equivalents	94,569	125,886
Restricted cash	200,166	213,012
Accrued interest receivable	49,987	47,343
Other assets	73,670	71,207
Intangible assets, net of accumulated amortization of $32,228 and $26,307, respectively	26,698	32,675
Total assets	$4,317,770	$4,415,928
Liabilities and Equity
Indebtedness, net of unamortized discount and deferred financing costs of $56,998 and $61,941, respectively	$3,267,230	$3,328,082
Accrued interest payable	13,160	9,834
Accounts payable and accrued expenses	29,989	39,672
Derivative liabilities	4,181	4,727
Deferred taxes, borrowers’ escrows and other liabilities	203,612	203,477
Total liabilities	3,518,172	3,585,792
Series D preferred stock	87,085	85,395
Equity:
Shareholders’ equity:
7.75% Series A Preferred shares	53	53
8.375% Series B Preferred shares	23	23
8.875% Series C Preferred shares	17	17
Common shares, $0.03 par value per share	2,756	2,748
Additional paid in capital	2,087,913	2,087,137
Accumulated other comprehensive income (loss)	(2,434)	(4,699)
Retained earnings (deficit)	(1,707,143)	(1,680,751)
Total shareholders’ equity	381,185	404,528
Noncontrolling interests	331,328	340,213
Total equity	712,513	744,741
Total liabilities and equity	$4,317,770	$4,415,928

Schedule III

RAIT Financial Trust

Consolidated Statements of Operations

(Dollars in thousands, except share and per share amounts)

(unaudited)

	Three-Months Ended March 31,
	2016	2015
Revenue:
Net interest margin
Investment interest income	$25,802	$23,248
Investment interest expense	(7,896)	(6,914)
Net interest margin	17,906	16,334
Property income	68,722	53,274
Fee and other income	2,852	5,594
Total revenue	89,480	75,202

Expenses:
Interest expense	27,006	19,683
Real estate operating expenses	30,706	25,277
Compensation expenses	7,075	6,108
General and administrative expenses	5,063	5,400
Acquisition and integration expenses	269	957
Provision for loan losses	1,325	2,000
Depreciation and amortization expense	24,276	19,024
Total expenses	95,720	78,449
Operating Income	(6,240)	(3,247)
Other income (expense)	61	(395)
Gains (loss) on assets	2,258	—
Asset impairment	(3,922)	—
Gains (losses) on IRT merger with TSRE	91	—
Gain (loss) on debt extinguishment	344	—
Change in fair value of financial instruments	(4,088)	4,490
Income (loss) before taxes	(11,496)	848
Income tax benefit (provision)	993	(582)
Net income (loss)	(10,503)	266
Income allocated to preferred shares	(8,520)	(7,859)
(Income) loss allocated to noncontrolling interests	1,179	496
Net income (loss) available to common shares	$(17,844)	$(7,097)
EPS - BASIC	$(0.20)	$(0.09)
EPS - DILUTED	$(0.20)	$(0.09)
Weighted-average shares outstanding - Basic	91,018,160	82,081,024
Weighted-average shares outstanding - Diluted	91,018,160	82,081,024

Schedule IV

RAIT Financial Trust

Reconciliation of Net income (loss) Allocable to Common Shares and

Cash Available for Distribution and Funds From Operations (“FFO”)

(Dollars in thousands, except share and per share amounts)

(unaudited)

Three-Months Ended March 31,
2016	2015

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Net Income (loss) available to common shares	$(17,844)	$(7,097)
Add-Back (Deduct):
Depreciation and amortization expense	24,276	19,024
Change in fair value of financial instruments	4,088	(4,490)
(Gains) losses on assets	(2,258)	—
(Gains) losses on IRT merger with TSRE	(91)	—
(Gains) losses on debt extinguishment	(344)	—
Straight-line rental adjustments	(418)	2
Equity based compensation	1,273	1,348
Acquisition and integration expenses	269	957
Origination fees and other deferred items	6,714	7,426
Provision for losses	1,325	2,000
Asset impairment	3,922	—
Noncontrolling interest effect of certain adjustments	(8,033)	(4,713)
CAD	$12,879	$14,457
CAD per share	$0.14	$0.18
Weighted-average shares outstanding	91,018,160	82,081,024

FUNDS FROM OPERATIONS (FFO):
Net Income (loss) available to common shares	$(17,844)	$(7,097)
Add-Back (Deduct):
Depreciation	11,374	11,205
(Gains) Losses on the sale of real estate	(183)	—
FFO	$(6,653)	$4,108
FFO per share--basic	$(0.07)	$0.05
Weighted-average shares outstanding	91,018,160	82,081,024

Schedule V

RAIT Financial Trust

Reconciliation of NOI to Net income (loss)

(Dollars in thousands, except share and per share amounts)

(unaudited)

	Three-Months Ended March 31,
	2016	2015
Same store property net operating income	$24,464	$23,270
Non same store property net operating income	13,552	4,727
Net interest margin	17,906	16,334
Fee and other income	2,852	5,594
Interest expense	(27,006)	(19,683)
Compensation expenses	(7,075)	(6,108)
General and administrative expenses	(5,063)	(5,400)
Acquisition and integration expenses	(269)	(957)
Provision for loan losses	(1,325)	(2,000)
Depreciation and amortization expense	(24,276)	(19,024)
Other income (expense)	61	(395)
Gains (loss) on assets	2,258	-
Asset impairment	(3,922)	-
Gains (losses) on IRT merger with TSRE	91	-
Gain (loss) on debt extinguishment	344	-
Change in fair value of financial instruments	(4,088)	4,490
Income tax benefit (provision)	993	(582)
Net Income (loss)	$(10,503)	$266

Schedule VI

RAIT Financial Trust

Definitions

Assets Under Management

Assets under management, or AUM, is an operating measure representing the total assets that we own or are managing for third parties. While not all AUM generates fee income, it is an important operating measure to gauge our asset growth, volume of originations, size and scale of our operations and our performance. AUM includes our total investment portfolio, assets associated with unconsolidated securitizations for which we derive asset management fees and real estate properties we manage on behalf of third parties.

Cash Available for Distribution

Cash available for distribution, or CAD, is a non-GAAP financial measure. We believe that CAD provides investors and management with a meaningful indicator of operating performance. Management also uses CAD, among other measures, to evaluate profitability and our board of trustees considers CAD in determining our quarterly cash distributions. We also believe that CAD is useful because it adjusts for a variety of noncash items (such as depreciation and amortization, equity-based compensation, provision for loan losses and non-cash interest income and expense items). In addition, the compensation committee of our board of trustees used CAD as a metric in establishing quantitative performance based awards for certain of our executive officers beginning in 2015.  Furthermore, in measuring our performance in periods prior to 2015, CAD removes the effect of our previous consolidation of the legacy securitizations, T8 and T9, which we deconsolidated as part of our exit of the Taberna business in December 2014.

We calculate CAD by subtracting from or adding to net income (loss) attributable to common shareholders the following items: depreciation and amortization items including depreciation and amortization, straight-line rental income or expense, amortization of in place leases, amortization of deferred financing costs, amortization of discount on financings and equity-based compensation; changes in the fair value of our financial instruments; realized gains (losses) on assets; provision for loan losses; asset impairments; acquisition gains or losses and transaction costs; certain fee income eliminated in consolidation that is attributable to third parties; and one-time events pursuant to changes in U.S. GAAP and certain other non-routine items. In the quarter ended March 31, 2016, we changed our method of calculating CAD to exclude the impact of real property sales from CAD.  We made this change in response to investor feedback to focus CAD on our core business activities. In addition, we provide guidance regarding our expected CAD in future periods and this change removes variability resulting from the ultimate timing of future property sales.

CAD should not be considered as an alternative to net income (loss) or cash generated from operating activities, determined in accordance with U.S. GAAP, as an indicator of operating performance. For example, CAD does not adjust for the accrual of income and expenses that may not be received or paid in cash during the associated periods. Please refer to our consolidated financial statements prepared in accordance with U.S. GAAP in Part I, Item 1. In addition, our methodology for calculating CAD may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies.

Funds from Operations

We believe that funds from operations, or FFO, which is a non-GAAP measure, is an additional appropriate measure of the operating performance of a REIT. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. Our management utilizes FFO as a measure of our operating performance. FFO is not an equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

Net Operating Income

Net Operating Income (“NOI”), a non-GAAP measure, is a useful measure of the operating performance of its real estate portfolio. NOI is defined as total property revenue less total property operating expenses, excluding depreciation and amortization and interest expense. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our real estate portfolio performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental rates and property operating expenses.

Same Store Properties and Same Store Portfolio

RAIT reviews its same store properties or portfolio at the beginning of each calendar year.  Properties are added into the same store portfolio if they were owned at the beginning of the previous year.  Properties that have been sold are excluded from the same store portfolio. Properties included in the redevelopment portfolio are not part of the same store portfolio.